Exhibit 99.1

Saia Reports First Quarter Results

JOHNS CREEK, GA – April 29, 2020 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported first quarter 2020 financial results.  Diluted earnings per share in the quarter were $1.06 compared to $0.85 in the first quarter of 2019.

Highlights from the first quarter operating results were as follows:

First Quarter 2020 Compared to First Quarter 2019 Results

•	Revenue was $446.4 million, an 8.7% increase
•	Operating income was $38.8 million, a 35.4% increase
•	Operating ratio of 91.3 compared to 93.0
•	LTL shipments per workday rose 2.3%
•	LTL tonnage per workday increased by 4.0%
•	LTL revenue per hundredweight increased 3.1%
•	LTL revenue per shipment rose 4.9% to $241.61

“First quarter results were marked by shipment volatility over the first couple of months and then after a strong start in March, we experienced a quick and meaningful downturn in business volumes across our network, as a result of the COVID-19 pandemic.  We were able to quickly make some cost adjustments, enabling us to produce improved financial results. We achieved a record low first quarter operating ratio which we believe validates our ability to execute on the growth strategy initiated several years ago”, said Saia President and Chief Executive Officer, Fritz Holzgrefe.

“Our operating ratio improved 170 basis points year-over-year as we saw improved productivity across our operations and as a result of our continued focus on pricing and mix management.  Our shipments were up 2.3% from the prior year and combined with a 3.4% increase in yield, we increased our revenue per shipment by over 5%.  The first quarter marked our 39th consecutive quarter of year over year yield improvement”, Holzgrefe continued.

“The COVID-19 pandemic has created unprecedented disruption to our business and to that of our customers.  I am proud of the way our entire team has responded and that we have been able to do our part to provide essential goods all across the country. Our priority as a company is 100% focused on the

Saia, Inc. First Quarter 2020 Results

health and safety of our employees, customers, vendors and all those in the communities we serve, while still honoring our commitment to deliver freight and meet our customers needs,”  concluded Holzgrefe.

Saia Vice President and Chief Financial Officer, Douglas Col stated, “We have executed our growth strategy over the last several years while maintaining considerable financial flexibility and a strong balance sheet and liquidity position.  We currently have $47 million in cash on hand and access to more than $300 million through our revolving credit facility (including a $100 million accordion facility, subject to certain conditions and lender commitments) and other sources of borrowing in place.  We have prioritized our 2020 investment plan to match our current outlook. We plan to selectively forego some previously planned investments until such time that business conditions improve while remaining open to opportunistic investments should they become available”.

Financial Position and Capital Expenditures

Total debt was $235.8 million at March 31, 2020 and inclusive of the cash on-hand, net debt to total capital was 18.3%.  This compares to total debt of $148.9 million and net debt to total capital of 17.2% at March 31, 2019.

Net capital expenditures in the first quarter of 2020 were $102.7 million.  This compares to $56.5 million in net capital expenditures during the first quarter of 2019.  In 2020, we anticipate net capital expenditures will be less than the $250 million previously planned.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-367-2403 or 334-777-6978 referencing conference ID #5366709.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company website at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through May 27, 2020 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112.

Saia, Inc. (Nasdaq: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Johns Creek, GA, Saia LTL Freight operates 169 terminals across 44 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saia.com.

Saia, Inc. First Quarter 2020 Results

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions that may arise from the COVID-19 pandemic in the future; (5) failure to achieve acquisition synergies; (6) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses; (7) economic declines in the geographic regions or industries in which our customers operate; (8) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (9) loss of significant customers; (10) the Company’s need for capital and uncertainty of the credit markets; (11) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (12) possible issuance of equity which would dilute stock ownership; (13) integration risks; (14) the effect of litigation including class action lawsuits; (15) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment, technology and other assets; (16) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and potential changes to the North American Free Trade Agreement and to certain international tariffs; (17) changes in interpretation of accounting principles; (18) dependence on key employees; (19) inclement weather; (20) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (21) terrorism risks; (22) self-insurance claims and other expense volatility; (23) risks arising from international business operations and relationships; (24) recent increases in the severity of auto liability claims against trucking companies and sharply higher costs of settlements and verdicts; (25) cost and availability of insurance coverage including the possibility the Company may be required to pay additional premiums, may be required to assume additional liability under its auto policy or be unable to obtain coverage; (26) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (27) social media risks; (28) disruption in or failure of the Company’s technology or equipment including services essential to operations of the Company and/or cyber security risk; (29) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (30) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:Saia, Inc.

Investor Relations

investors@saia.com

770.232.4088

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$46,909	$248
Accounts receivable, net	210,894	196,119
Prepaid expenses and other	48,105	36,012
Total current assets	305,908	232,379

PROPERTY AND EQUIPMENT:
Cost	1,834,768	1,739,222
Less: accumulated depreciation	712,882	686,623
Net property and equipment	1,121,886	1,052,599
OPERATING LEASE RIGHT-OF-USE ASSETS	122,652	103,890
OTHER ASSETS	26,813	26,825
Total assets	$1,577,259	$1,415,693

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$91,395	$83,621
Wages and employees' benefits	46,678	49,668
Other current liabilities	72,720	69,532
Current portion of long-term debt	19,565	19,405
Current portion of operating lease liability	18,689	19,020
Total current liabilities	249,047	241,246

OTHER LIABILITIES:
Long-term debt, less current portion	216,202	117,025
Operating lease liability, less current portion	105,282	86,239
Deferred income taxes	118,624	111,555
Claims, insurance and other	44,717	44,402
Total other liabilities	484,825	359,221

STOCKHOLDERS' EQUITY:
Common stock	26	26
Additional paid-in capital	262,008	260,871
Deferred compensation trust	(4,958)	(3,871)
Retained earnings	586,311	558,200
Total stockholders' equity	843,387	815,226
Total liabilities and stockholders' equity	$1,577,259	$1,415,693

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters Ended March 31, 2020 and 2019
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2020	2019
OPERATING REVENUE	$446,396	$410,584

OPERATING EXPENSES:
Salaries, wages and employees' benefits	238,645	220,352
Purchased transportation	30,059	28,418
Fuel, operating expenses and supplies	82,899	83,543
Operating taxes and licenses	14,396	13,202
Claims and insurance	10,421	9,530
Depreciation and amortization	32,590	26,782
Loss (gain) from property disposals, net	(1,390)	126
Total operating expenses	407,620	381,953

OPERATING INCOME	38,776	28,631

NONOPERATING EXPENSES (INCOME):
Interest expense	1,402	1,383
Other, net	547	(334)
Nonoperating expenses, net	1,949	1,049

INCOME BEFORE INCOME TAXES	36,827	27,582
Income tax expense	8,716	5,323
NET INCOME	$28,111	$22,259

Average common shares outstanding - basic	26,070	25,873
Average common shares outstanding - diluted	26,492	26,322

Basic earnings per share	$1.08	$0.86
Diluted earnings per share	$1.06	$0.85

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2020 and 2019
(Amounts in thousands)
(Unaudited)
	First Quarter
	2020	2019
OPERATING ACTIVITIES:
Net cash provided by operating activities	$51,267	$30,400
Net cash provided by operating activities	51,267	30,400

INVESTING ACTIVITIES:
Acquisition of property and equipment	(107,591)	(56,741)
Proceeds from disposal of property and equipment	4,915	275
Net cash used in investing activities	(102,676)	(56,466)

FINANCING ACTIVITIES:
Borrowing of revolving credit agreement, net	104,140	30,608
Proceeds from stock option exercises	2,137	1,798
Shares withheld for taxes	(3,404)	(3,268)
Other financing activity	(4,803)	(5,235)
Net cash provided by financing activities	98,070	23,903

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	46,661	(2,163)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	248	2,194
CASH AND CASH EQUIVALENTS, END OF PERIOD	$46,909	$31

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended March 31, 2020 and 2019
(Unaudited)

				First Quarter
	First Quarter		%	Amount/Workday		%
	2020	2019	Change	2020	2019	Change
Workdays				64	63
Operating ratio	91.3%	93.0%
LTL tonnage (1)	1,203	1,139	5.7	18.80	18.07	4.0
LTL shipments (1)	1,809	1,741	3.9	28.26	27.63	2.3
LTL revenue/cwt.	$18.16	$17.61	3.1
LTL revenue/shipment	$241.61	$230.43	4.9
LTL pounds/shipment	1,331	1,308	1.7
LTL length of haul (2)	848	831	2.0

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight.  The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.